                                                                   Exhibit 10.21

                                 vFINANCE, INC.
                               3010 MILITARY TRAIL
                                    SUITE 300
                            BOCA RATON, FLORIDA 33431

                                December 28, 2001

Best Finance Investments Limited
c/o Billy Cheung
4/F Hendley Building
5 Queen's Road
Central Hong Kong

         Re: Note Purchase Agreement between Best Finance Investments Limited and vFinance, Inc.

Gentlemen:

         Reference is made to that certain Note Purchase Agreement (the "Agreement") dated as of November 28, 2001 by and between vFinance, Inc. (the "Company") and Best Finance Investments Limited ("Best Finance"), as amended by two letter agreements dated November 30 and December 14, 2001 (collectively, the "Letter Agreements") executed by the Company and Best Finance. Pursuant to the Letter Agreements, Best Finance has loaned to the Company a total of $975,000. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such capitalized terms in the Agreement.

         We propose to modify the Agreement and the Letter Agreements as set forth herein. If Best Finance is in agreement with our proposed modifications, an authorized representative of Best Finance should sign and date a copy of this letter in the space provided below and return the signed copy of the letter to the undersigned.

         1. Upon receipt of an executed copy of this letter agreement and the subordination agreement to be entered into among UBS Americas, Inc., the Company and Best Finance, the Company will issue to Best Finance a promissory note for the aggregate principal amount of $975,000 substantially in the form of Exhibit A attached hereto. If Best Finance provides the Company with the funds representing the Third Tranche (as such term is defined in the December 14, 2001 Letter Agreement), the promissory note to be issued to Best Finance will be substantially in the form of Exhibit A attached hereto, except that the principal amount of the promissory note will be in the amount of the Third Tranche.

         2. The Company has amended its Certificate of Incorporation to: (a) change its name to vFinance, Inc. and (b) increase its authorized capital stock to 75,000,000 shares of

Common Stock. Accordingly, the first sentence of Section 3(c) of the Agreement is hereby amended to delete the reference to 25,000,000 and to insert 75,000,000.

         3. Item 1, Part II of the Company's Form 10-QSB/A, which was filed with the SEC on November 20, 2001, contains disclosure relating to the Company's litigation with Michael Golden. On or about November 30, 2001, the Company was notified by its legal counsel that Ben Lichtenberg ("Lichtenberg") filed an answer, affirmative defenses and counterclaims with the court in response to the Company's filing with the court on July 13, 2001. In addition to denying all material allegations in the Company's July 13, 2001 counterclaims against him, Lichtenberg alleges that: (a) the Company breached its employment agreement with him, (b) the Company and Leonard Sokolow made various false representations which induced Lichtenberg to enter into the merger agreement between the Company and Colonial Direct Financial Group, Inc. ("Colonial") and (c) the Company materially breached the terms of the Company's merger agreement with Colonial. Lichtenberg is seeking delivery from the Company of 414,825 shares of Common Stock which Lichtenberg was to receive under the Colonial merger agreement and monetary damages of at least $488,000 from the Company and Mr. Sokolow, jointly and severally. The Company and Sokolow believe that Lichtenberg's claims are entirely without merit and they intend to defend themselves against such claims and to prosecute the Company's claims against Lichtenberg. Accordingly, Schedule 3(k) of the Agreement is hereby amended to include such information.

         4. Section 3(n) of the Agreement is deleted in its entirety and replaced with the following:

                  3(n) SECURITIES FILINGS. Subject to the matters set forth in Exhibit B attached hereto, the Company's securities filings as at the respective dates of such filings did not make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not misleading.

         5. All other provisions of the Agreement and the Letter Agreements are incorporated herein by reference.

                                       Sincerely,

                                       vFinance, Inc.



                                       By: /s/ Leonard J. Sokolow
                                           -------------------------------------
                                       Name:  Leonard J. Sokolow
                                       Title: President and CEO


Agreed and Accepted:

Best Finance Investments Limited

By: /s/ Wong Sin Just
    ---------------------------------
Name:  Wong Sin Just
Title: Director

                                    EXHIBIT A

THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED AS OF DECEMBER [ ], 2001, AMONG VFINANCE, INC. (THE "COMPANY"), UBS AMERICAS, INC. AND BEST FINANCE INVESTMENTS LIMITED, TO THE OBLIGATIONS (INCLUDING INTEREST) OWED BY THE COMPANY TO THE HOLDERS OF ALL OF THE NOTES ISSUED PURSUANT TO THAT CERTAIN CREDIT AGREEMENT DATED AS OF DECEMBER [ ], 2001 BETWEEN THE COMPANY AND UBS AMERICAS, INC., AS SUCH CREDIT AGREEMENT HAS BEEN AND HEREAFTER MAY BE SUPPLEMENTED, AMENDED, REPLACED OR REFINANCED FROM TIME TO TIME; AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

THIS NOTE MAY NOT BE ASSIGNED OR TRANSFERRED WITHOUT WRITTEN ACKNOWLEDGEMENT BY THE ASSIGNEE OR TRANSFEREE OF SUBORDINATION OF THE OBLIGATIONS EVIDENCED HEREBY AS REQUIRED BY SECTION 16 OF THE SUBORDINATION AGREEMENT.

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VFINANCE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                CONVERTIBLE NOTE

FOR VALUE RECEIVED, vFinance, Inc. ("Borrower"), hereby promises to pay to Best Finance Investments Limited, c/o Billy Cheung, 4/F Hendley Building, 5 Queen's Road, Central Hong Kong, , telecopier number _______________ (the "Holder") or order, without demand, the sum of Nine Hundred Seventy Five Thousand Dollars ($975,000.00), without interest, on ____________________ (the "Maturity Date").

                  The following terms shall apply to this Note:

                                    ARTICLE I

                                     PAYMENT

                  On the Maturity Date, the entire principal amount shall be paid to the Holder without offset or deduction of any kind, including, without limitation, any amounts otherwise required to be withheld by the Borrower and payable to any taxing authority. Notwithstanding the foregoing, the principal amount of this Note shall be reduced from time to time by the amount credited by the Holder in lieu of payment pursuant to the exercise of Holder's rights under that certain Option issued by Borrower in favor of Holder.

                                   ARTICLE II

                                CONVERSION RIGHTS

                  The Holder shall have the right to convert the principal amount under this Note into shares of the Borrower's Common Stock as set forth below.

                  2.1. CONVERSION INTO THE BORROWER'S COMMON STOCK.

                  (a) The Holder shall have the right from and after the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note by delivering to Borrower a Notice of Conversion substantially in the form of Exhibit A (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of common stock of Borrower as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such stock shall hereafter be changed or reclassified (the "Common Stock") at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein. Upon delivery to the Borrower of a Notice of Conversion of the Holder's written request for conversion, Borrower shall issue and deliver to the Holder within three business days from the Conversion Date that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note to be converted, by the Conversion Price.

                  (b) Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per share shall be $0.285.

                  (c) The Conversion Price described in Section 2.1(b) above and the number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a) shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                           A. Merger, Sale of Assets, etc. If the Borrower at
any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

                           B. Reclassification, etc. If the Borrower at any time
shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

                           C. Stock Splits, Combinations and Dividends. If the
shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                           D. Subject to the Borrower amending its Certificate
of Incorporation to increase the number of authorized shares of Common Stock to at least 50,000,000, during the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

                  2.2 METHOD OF CONVERSION. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note which shall not have been converted or paid.

                                   ARTICLE III

                                   REDEMPTION

                  At any time prior to the third anniversary of the date hereof, so long as no Event of Default has occurred that has not been cured, the Borrower shall have the right to redeem the remaining principal balance of this
Note in whole (but not in part) upon no less than 30 days notice given to the Holder at 116.66% of the then principal balance. During the period between the delivery of the notice and the effective date of the redemption, the Holder shall continue to have the right to convert all or a portion of this Note, in which case the redemption price shall be correspondingly reduced.

                                   ARTICLE IV

                                EVENTS OF DEFAULT

                  4.1 EVENTS OF DEFAULT. The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make the principal balance then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

                  (a) FAILURE TO PAY PRINCIPAL. The Borrower fails to pay any installment of principal hereon when due and such failure continues for a period of ten (10) days after the due date.

                  (b) BREACH OF COVENANT. The Borrower breaches any material covenant or other term or condition of this Note, the Note Purchase Agreement entered into by the Holder and Borrower in connection with this Note (the "Note Purchase Agreement") or any other agreement executed by the Borrower pursuant to the Note Purchase Agreement (together with the Note Purchase Agreement, the "Transactional Documents") in any material respect and such breach, if subject to cure, continues for a period of ten (10) days after written notice to the Borrower from the Holder.

                  (c) BREACH OF REPRESENTATIONS AND WARRANTIES. Any material representation or warranty of the Borrower made herein in any Transactional Document shall be false or misleading in any material respect.

                  (d) RECEIVER OR TRUSTEE. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

                  (e) JUDGMENTS. Except as set forth in Schedule 4.1(e) attached hereto and incorporated herein by reference, any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

                  (f) BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 60 days of initiation.

                  (g) DELISTING. Delisting of the Common Stock from the Over the Counter Bulletin Board or other market (the "Principal Market") on which the Common Stock is listed for trading; Borrower's failure to comply with the conditions for listing; or notification that the Borrower is not in compliance with the conditions for such continued listing.

                  (h) CROSS DEFAULT. Except as set forth in Schedule 4.1(h) attached hereto and incorporated herein by reference, the Borrower shall default in any of its obligations under any mortgage, indenture or instrument under which there may be issued any indebtedness of the Borrower in an amount exceeding $100,000 and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

                  (i) STOP TRADE. An SEC stop trade order or Principal Market trading suspension for a period of more than 10 business days.

                  (j) FAILURE TO DELIVER COMMON STOCK OR REPLACEMENT NOTE. Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, or if required, a replacement Note.

                  4.2 ENFORCEMENT. The Holder may thereupon proceed to protect and enforce its rights either by suit in equity and/or by action at law or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, and proceed to enforce the payment of this Note held by it, and to enforce any other legal or equitable right of such Holder.

                  4.3 WAIVER; RELEASE. Except as expressly provided for herein, the Company specifically (i) waives all rights it may have (A) to notice of nonpayment, notice of default, demand, presentment, protest and notice of protest with respect to any of the obligations hereunder or the shares of Common Stock and (B) notice of acceptance hereof or of any other action taken in reliance hereon, notice and opportunity to be heard before the exercise by the Holder of the remedies of self-help, set-off, or other summary procedures and all other demands and notices of any type or description except for cure periods; and (ii) releases the Holder, its officers, directors, agents, employees and attorneys from all claims for loss or damage caused by any act or failure to act on the part of the Holder, its officers, attorneys, agents, directors and employees except for gross negligence or willful misconduct.

                                    ARTICLE V

                                  MISCELLANEOUS

                  5.1 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  5.2 NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by fax transmission (with copy sent by certified or registered mail or by overnight courier). For the purposes hereof, the address and fax number of the Holder is as set forth on the first page hereof. The address and fax number of the Borrower shall be vFinance, Inc., 3010 North Military Trail, Suite 300 Boca Raton, FL 33431, telecopier number: (561) 981-3969. Both Holder and Borrower may change the address and fax number for service by service of notice to the other as herein provided. Notice of Conversion shall be deemed effecting five days after being placed in the mail, if mailed, or upon receipt of delivery personally or by courier or by facsimile, in each case properly addressed to the party to receive same.

                  5.3 AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

                  5.4 ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

                  5.5 COST OF COLLECTION. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

                  5.6 MAXIMUM PAYMENTS. Notwithstanding any other provisions of this Note or any other instrument or document executed in connection herewith, it is expressly agreed and understood that the Borrower does not intend or expect to pay, nor does the Holder intend or expect to charge, accept or collect any interest which, when added to any other charge upon the principal, shall be in excess of the highest lawful rate allowable under applicable law. Should acceleration, prepayment, redemption or any other charges upon the principal or any portion thereof result in the computation or earning of interest in excess of the highest lawful rate allowable under applicable law, any and all such excess is hereby waived and shall be credited to the outstanding principal balance or returned to the Borrower.

                  5.7 PREPAYMENT. This Note may be prepaid prior to the Maturity Date upon at least 30 days notice subject to the right of the Holder to convert all or part of this Note prior to receipt of the prepayment amount.

                  5.8 GOVERNING LAW AND VENUE. This Note shall be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflict of laws. In the event of any litigation regarding the interpretation or application of this Note, the parties irrevocably consent to jurisdiction in any of the state or federal courts located in the City of Los Angeles, State of California and waive their rights to object to venue in any such court, regardless of the convenience or inconvenience thereof to any party. Service of process in any civil action relating to or arising out of this Agreement or the transaction(s) contemplated herein may be accomplished in any manner provided by law. The parties hereto agree that a final, non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its Chief Executive Officer on this _____ day of ______________, ______.

                                       vFinance, Inc.


                                       By:
                                           -------------------------------------


WITNESS:

-------------------------------

                                    EXHIBIT A

                              NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)


         The undersigned hereby elects to convert $_________ of the principal due on the Note issued by vFinance, Inc. into Shares of Common Stock of the Company according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:
                    ------------------------------------------------------------


Conversion Price:
                  --------------------------------------------------------------


Shares To Be Delivered:
                        --------------------------------------------------------


Signature:
           ---------------------------------------------------------------------


Print Name:
            --------------------------------------------------------------------


Address:
         -----------------------------------------------------------------------



--------------------------------------------------------------------------------

                                 Schedule 4.1(e)

                                    Judgments

1. Fleet National Bank v. Colonial Direct Financial Group, Inc., Superior Court N.J.

         a. Judgment by Fleet National Bank ("Fleet") against Michael Golden (a former controlling shareholder of Colonial Direct) and Colonial Direct in the amount of $315,902.94 for Lines of Credit issued prior to the Company's January 2001 acquisition of Colonial Direct. In October 2001, the Court entered a summary judgment in favor of Fleet. The period for appeal of the summary judgment expired on December 10, 2001.

         b. Despite such joint liability, the Company has FULLY accrued for and established reserves for this judgment in its previously filed financial statements with the SEC.

         c. Judgment is only against the Company's non-Regulated Affiliate, Colonial Direct.

2.       Fleet v. First Colonial Securities, Inc., Superior Court, N.J.

         a. Judgment by Fleet against First Colonial Securities, Inc. in the amount of $210,928.19 for Letter of Credit issued prior to the Company's January 2001 acquisition of Colonial Direct. In October 2001, the Court entered a summary judgment in favor of Fleet. The period for appeal of the summary judgment expired on December 10, 2001.

         b. The Company has FULLY accrued for and established reserves (including reserves for net capital purposes) for this judgment in its previously filed financial statements with the SEC.

                                 Schedule 4.1(h)

                                  Indebtedness

1. Office Equipment used in the ordinary course of business under Capital Leases (copiers, fax machines, telephone systems, computers).

2. Colonial Direct Financial Group, Inc. ("Colonial Direct"), a non-Regulated Affiliate, has a total of $650,000 in Subordinated Bridge Loans by 3 investors as follows:

                                    Amount of Principal        Maturity Date
                                    -------------------        -------------

                  Investor 1               $250,000               11/19/01
                  Investor 2               $250,000               12/20/01
                  Investor 3               $150,000               12/20/01

3.       Colonial Direct Promissory Note to Kingland Systems Corporation.

4.       Colonial Direct Lines of Credit with Fleet National Bank, $315,902.94

5. First Colonial Securities Letter of Credit with Fleet National Bank, $210,928.19

6. Michael Golden $500,000 Promissory Note, held by Borrower as offset to Borrower's claims against Michael Golden.

7.       Gruntal & Co. LLC Promissory Note $42,500.

8. Series B Preferred Stock in the name of Michael Golden but held by Borrower as offset to Borrower's claims against Michael Golden (Redemption Rights).

9. Short sale positions from time to time in the ordinary course of business by the wholesale trading group of Borrower's Regulated Affiliate (s).

10. Sun Trust N.A. $200,000 Letter of Credit in favor of C.B. Richard Ellis, lessor, leased premises 830 Third Avenue, NY, NY, a security for the subject lease. Letter of Credit is secured by a $200,000 restricted cash deposit held by Sun Trust N.A.

11. Default on lease of office space at 50 Broadway, New York, N.Y. As of November 30, 2001, total amount due of approximately $45,590.

All of the above indebtedness is properly reflected and/or disclosed in the Borrower's filings with the SEC.

                                    EXHIBIT B

1. The Company's Form 8-K/A, which was filed with the SEC on March 20, 2001, did not include the signature of an authorized officer of the Company and all of the notes to the financial statements filed therewith. These filing omissions were corrected when the Company filed a Form 8-K/A-2 with the SEC on March 22, 2001.

2. The Company's Form 10-QSB, which was filed with the SEC on November 14, 2001, did not include disclosure of the Company's litigation with Michael Golden. Such litigation is described in paragraph 5 of Schedule
         3.06. The Company filed a Form 10-QSB/A with the SEC on November 20, 2001, which contains disclosure relating to the Golden litigation in
         Item 1, Part II of the Form 10-QSB/A.